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William R. Jellison                                       FOR IMMEDIATE RELEASE

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY INTERNATIONAL INC.

REPORTS FULL YEAR AND FOURTH QUARTER RESULTS

York, PA February 4, 2009 -- DENTSPLY International Inc. (NASDAQXRAY) today announced sales and earnings for the three months and year ended December 31, 2008.

FINANCIAL RESULTS

Year Ended December 31, 2008

Net sales for the full 2008 year increased 9.1% to $2,193.7 million compared to $2,009.8 million in 2007. Sales, excluding precious metals, increased 9.6% for the year. The increase in sales for the year primarily resulted from strong growth in the specialty product areas of endodontics, implants and orthodontics. Acquisitions and favorable foreign exchange impacts also benefited sales growth for the full year.

Net income for 2008 was $283.9 million, or $1.87 per diluted share, compared to $259.7 million or $1.68 per diluted share in 2007. This represents an 11.3% increase in diluted earnings per share. Net income for the full-year of 2008 included charges, net of tax, for restructuring and other related items of $19.8 million, or ($0.13) per diluted share. Net Income also included a net reduction to income tax expense of $17.1 million, $0.11 per diluted share, related to the resolution of certain tax matters and a $1.1 million or $0.01 per diluted share, interest benefit, net of tax from the adoption of Statement of Financial Accounting No. 157 (SFAS 157). The net income in 2007 included charges, net of tax, for restructuring and other related items of $6.7 million, ($0.04) per diluted share, and a net reduction of income tax expense of $9.9 million, $0.06 per diluted share, related to the resolution of certain tax matters.

For comparability analysis, net income, excluding restructuring and other related items, tax adjustments and the benefits of the adoption of SFAS 157 for the years ending 2008 and 2007 (a non-GAAP measure), was $285.5 million or $1.88 per diluted share for 2008, compared to $256.4 million or $1.66 per diluted share in 2007, an increase of 13.3% in diluted earnings per share. A reconciliation of this non-GAAP measure to earnings per share on a GAAP basis is provided in the attached table.

Three Months Ended December 31, 2008

Net sales in the fourth quarter of 2008 decreased 6.2% to $508.1 million compared to $541.5 million reported in the fourth quarter of 2007. Net sales, excluding precious metal content, decreased 4.5% in the fourth quarter of 2008. The lower sales levels were impacted by the significant strengthening of the U.S. dollar during the quarter, as well as slowing of dental demand in certain regions as underlying economic activity declined. Sales of specialty products, including implants, endodontics, and orthodontic products continued to experience positive growth in the quarter, however slowed from double-digit sales growth earlier in the year.

Net income for the fourth quarter of 2008 was $71.0 million, or $0.47 per diluted share, compared to net income of $70.0 million, or $0.45 per diluted share, in the fourth quarter of 2007. Net income in the fourth quarter of 2008 includes charges, net of tax, for restructuring and other related items of $7.3 million, or ($0.05) per diluted share. The fourth quarter of 2008 also includes a net reduction to income tax expense of $10.5 million, $0.07 per diluted share, from the resolution of certain tax matters. The fourth quarter of 2007 included charges, net of tax, for restructuring and other related items of $1.0 million, ($0.01) per diluted share, and a net reduction of income tax expense of $2.5 million, $0.02 per diluted share, related to the resolution of certain tax matters.

On an adjusted basis, earnings, excluding restructuring and other related items and tax adjustments, which constitutes a non-GAAP measure, were $67.8 million or $0.45 per diluted share in the fourth quarter of 2008, compared to $68.5 million or $0.44 per diluted share in the fourth quarter of 2007, an increase of 2.3% in earnings per diluted share. For a reconciliation of this non-GAAP measure to earnings per share on a GAAP basis, see the attached table.

2008 Results & 2009 Outlook

Bret Wise, Chairman and Chief Executive Officer, commented, We are pleased to have delivered strong growth in both sales and earnings in 2008, despite the challenges presented by the world economy in the fourth quarter. DENTSPLY is well positioned, with continued strong cash flows and a favorable liquidity position, to prosper throughout economic cycles. We continue to focus on investing in growth opportunities in the global dental market and are taking steps to ensure flexibility in our operating model as we move into 2009. As a result, we expect that earnings per diluted share will range from $1.85 to $1.95 for the full year 2009.

Guidance for 2009 excludes restructuring and other costs, the reversal of the inventory step-up charge from our recent acquisitions and income tax related adjustments.

ADDITIONAL INFORMATION

A conference call has been scheduled for Thursday, February 5, 2009 at 8:30 AM Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLYs website at www.dentsply.com. The Conference ID # is 1666438. If you would like to participate in this call, dial (877) 795-3646 (for domestic calls), and (719) 325-4798 (for international calls). An on-line rebroadcast, will be available to the public following the call at the DENTSPLY website: www.dentsply.com. A replay will also be available for one week following the conference call at (888) 203-1112 (for domestic calls) and (719) 457-0820 (for international calls), Passcode # 1666438.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the worlds leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors.

These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results. For an additional description of risk factors, please refer to the Companys Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

DENTSPLY believes that the non-GAAP financial information provided in this release may be useful to investors for comparison purposes because the Company has historically provided similar information. The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.

CONDENSED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	December 31,		December 31,
	2008	2007	2008	2007
NET SALES	$ 508,141	$ 541,504	$ 2,193,723	$ 2,009,833
NET SALES - Ex Precious Metals	467,194	489,193	1,993,800	1,819,899

COST OF PRODUCTS SOLD	237,109	268,773	1,041,779	969,050

GROSS PROFIT	271,032	272,731	1,151,944	1,040,783
% OF NET SALES	53.3%	50.4%	52.5%	51.8%
% OF NET SALES - Ex Precious Metals	58.0%	55.8%	57.8%	57.2%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	173,569	173,496	739,168	675,365

RESTRUCTURING AND OTHER COSTS	12,153	1,638	32,355	10,527

INCOME FROM OPERATIONS	85,310	97,597	380,421	354,891
% OF NET SALES	16.8%	18.0%	17.3%	17.7%
% OF NET SALES - Ex Precious Metals	18.3%	20.0%	19.1%	19.5%

NET INTEREST AND OTHER NON OPERATING (INCOME) EXPENSE	9,932	399	24,949	(3,244)

PRE-TAX INCOME	75,378	97,198	355,472	358,135

INCOME TAXES	4,383	27,168	71,603	98,481

NET INCOME	$ 70,995	$ 70,030	$ 283,869	$ 259,654
% OF NET SALES	14.0%	12.9%	12.9%	12.9%
% OF NET SALES - Ex Precious Metals	15.2%	14.3%	14.2%	14.3%

EARNINGS PER SHARE
-BASIC	$ 0.48	$ 0.46	$ 1.90	$ 1.71
-DILUTIVE	$ 0.47	$ 0.45	$ 1.87	$ 1.68

DIVIDENDS PER SHARE	$ 0.050	$ 0.045	$ 0.185	$ 0.165

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	148,720	151,173	149,069	151,707
-DILUTIVE	150,234	154,538	151,679	154,721

DENTSPLY INTERNATIONAL INC.

CONDENSED BALANCE SHEETS

(IN THOUSANDS)

	December 31, 2008	December 31, 2007
ASSETS

CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$203,991	$169,384
SHORT TERM INVESTMENTS	258	146,939
ACCOUNTS AND NOTES RECEIVABLE-TRADE,NET	319,260	307,622
INVENTORIES, NET	306,125	258,032
OTHER CURRENT ASSETS	120,228	100,045
TOTAL CURRENT ASSETS	949,862	982,022

PROPERTY, PLANT AND EQUIPMENT, NET	432,276	371,409
IDENTIFIABLE INTANGIBLE ASSETS, NET	103,718	76,167
GOODWILL, NET	1,277,026	1,127,420
OTHER NONCURRENT ASSETS, NET	67,518	118,551

TOTAL ASSETS	$2,830,400	$2,675,569

LIABILITIES AND STOCKHOLDERS EQUITY:

CURRENT LIABILITIES	$359,962	$312,411
LONG-TERM DEBT	423,679	482,063
OTHER LIABILITIES	318,297	304,146
DEFERRED INCOME TAXES	69,049	60,547
TOTAL LIABILITIES	1,170,987	1,159,167

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	71,691	296
STOCKHOLDERS EQUITY	1,587,722	1,516,106

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$2,830,400	$2,675,569

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metals content basis to the non-GAAP financial measures.

Three Months Ended December 31, 2008

	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$85,310	18.3%

Restructuring and Other Costs	9,867	2.1%

In-process Research & Development	2,286	0.5%

Adjusted Non-GAAP Operating Earnings	$97,463	20.9%

Three Months Ended December 31, 2007
	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$97,597	20.0%

Restructuring and Other Costs	1,638	0.3%

Adjusted Non-GAAP Operating Earnings	$99,235	20.3%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended December 31, 2008

	Income (Expense)	Diluted Per Share

Net Income	$70,995	$0.47

Restructuring and Other Costs, Net of Tax	6,344	0.04

In-process Research & Development from acquisitions, Net of Tax	994	0.01

Income Tax Related Adjustments	(10,541)	(0.07)

Adjusted Non-GAAP Earnings	$67,792	$0.45

Three Months Ended December 31, 2007
	Income (Expense)	Diluted Per Share

Net Income	$70,030	$0.45

Restructuring and Other Costs, Net of Tax	965	0.01

Income Tax Related Adjustments	(2,493)	(0.02)

Adjusted Non-GAAP Earnings	$68,502	$0.44

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Three Months Ended December 31, 2008

	Pre-tax Income	Income Taxes	Percentage Of Pre-tax Income

As Reported GAAP Operating Results	$75,378	$(4,383)	5.8%

Restructuring and Other Costs	9,868	(3,524)

In-process Research & Development	1,623	(629)

Income Tax Related Adjustments	-	(10,541)
As Adjusted Non-GAAP Operating Results	$86,869	$(19,077)	22.0%

Three Months Ended December 31, 2007
	Pre-tax Income	Income Taxes	Percentage Of Pre-tax Income

As Reported GAAP Operating Results	$97,198	$(27,168)	28.0%

Restructuring and Other Costs	1,638	(673)

Income Tax Related Adjustments	-	(2,493)
As Adjusted Non-GAAP Operating Results	$98,836	$(30,334)	30.7%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metals content basis to the non-GAAP financial measures.

Twelve Months Ended December 31, 2008

	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$380,421	19.1%

Restructuring and Other Costs	30,069	1.5%

In-process Research & Development	2,286	0.1%

Adjusted Non-GAAP Operating Earnings	$412,776	20.7%

Twelve Months Ended December 31, 2007
	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$354,891	19.5%

Restructuring and Other Costs	10,527	0.6%

Adjusted Non-GAAP Operating Earnings	$365,418	20.1%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Twelve Months Ended December 31, 2008

	Income (Expense)	Diluted Per Share

Net Income	$283,869	$1.87

Provisions of SFAS 157, Net of Tax	(1,129)	(0.01)

Restructuring and Other Costs, Net of Tax	18,775	0.12

In-process Research & Development from acquisitions, Net of Tax	994	0.01

Income Tax Related Adjustments	(17,055)	(0.11)

Adjusted Non-GAAP Earnings	$285,454	$1.88

Twelve Months Ended December 31, 2007
	Income (Expense)	Diluted Per Share

Net Income	$259,654	$1.68

Restructuring Costs, Net of Tax	6,675	0.04

Income Tax Related Adjustments	(9,893)	(0.06)

Adjusted Non-GAAP Earnings	$256,436	$1.66

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Twelve Months Ended December 31, 2008

	Pre-tax Income	Income Taxes	Percentage Of Pre-tax Income

As Reported GAAP Operating Results	$355,472	$(71,603)	20.1%

Provisions of SFAS 157, Net of Tax	(1,839)	710

Restructuring and Other Costs	30,069	(11,294)

In-process Research & Development	1,623	(629)

Income Tax Related Adjustments	-	(17,055)
As Adjusted Non-GAAP Operating Results	$385,325	$(99,871)	25.9%

Twelve Months Ended December 31, 2007
	Pre-tax Income	Income Taxes	Percentage Of Pre-tax Income

As Reported GAAP Operating Results	$358,136	$(98,481)	27.5%

Restructuring and Other Costs	10,527	(3,852)

Income Tax Related Adjustments	-	(9,893)
As Adjusted Non-GAAP Operating Results	$368,663	$(112,226)	30.4%